Exhibit 4.11.2

FIRST AMENDMENT TO CREDIT AGREEMENT

                THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of September 14, 2004 to the Credit Agreement referenced below is by and among DST Systems, Inc., a Delaware corporation (the “Borrower”), West Side Investments, Inc., a Nevada corporation (the “Guarantor”), the Lenders identified on the signature pages hereto and Bank of America, N.A. as Administrative Agent, L/C Issuer and Swing Line Lender (the “Administrative Agent”).

W I T N E S S E T H

                WHEREAS, $650 million in credit facilities have been established in favor of the Borrower pursuant to the terms of that Credit Agreement dated as of November 24, 2003 (the “Credit Agreement”) among the Borrower, the Guarantor, the Lenders identified therein (the “Lenders”) and the Administrative Agent;

                WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to modify certain provisions contained therein; and

WHEREAS, the Required Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

                NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.             Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is amended in the following respects:

(a)           The definition of “Letter of Credit Sublimit” in Section 1.01 of the Credit Agreement is amended by deleting “$15,000,000” therefrom and inserting “$25,000,000” in lieu thereof.

(b)           Section 2.04(b) (captioned “Borrowing Procedures”) of the Credit Agreement is amended by:

                (i)            deleting “11:00 a.m.” therefrom and inserting “1:00 p.m.” in lieu thereof;

                (ii)           deleting “12:00 p.m.” therefrom and inserting “2:00 p.m.” in lieu thereof; and

                (iii)          deleting “1:00 p.m.” therefrom and inserting “3:00 p.m.” in lieu thereof.

(c)           Section 2.05(a)(ii) (captioned “Swing Line Loans”) of the Credit Agreement is amended by deleting “11:00 a.m.” therefrom and inserting “1:00 p.m.” in lieu thereof.

(d)           Section 8.02 (captioned “Investments”) of the Credit Agreement is modified as follows:

(i)                                   The “and” at the end of Section 8.02(m) is hereby deleted;

(ii)                                  Section 8.02(n) is re-numbered and shall hereafter be referred to as Section 8.02(o), and all references in the Credit Agreement to Section 8.02(n) shall be deemed to refer to Section 8.02(o); and

(iii)          The following is added as Section 8.02(n):

“(n)         Investments made by Equiserve, Inc. or any of its Subsidiaries constituting “Transfer Agency Investments” as reported in Borrower’s quarterly (Form 10-Q) and annual (Form 10-K) filings with the SEC in the ordinary course of business.”

3.             Conditions Precedent.  This Amendment shall become effective upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantor and the Required Lenders.

                4.             Representations and Warranties.  The Borrower and the Guarantor each hereby represent and warrant that (a) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary corporate action to, execute, deliver and perform this Amendment, (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, (d) the execution, delivery and performance by it of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of either the Borrower or the Guarantor or any of their Subsidiaries or any indenture or other material agreement or instrument to which any such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, (e) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof as

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though made on and as of such date (except for those which expressly relate to an earlier date) and (f) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby.

                5.             No Other Changes; Ratification.  Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement (including schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect.  The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

                6.             Costs and Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

                7.             Counterparts; Facsimile.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by telecopy by any party hereto shall be effective as such party’s original executed counterpart.

                8.             Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9.             Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.

10.           Acknowledgment of Guarantor.  The Guarantor acknowledges and consents to all of the terms and conditions of this Amendment and agree that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge the Guarantor’s obligations under the Credit Agreement or the other Loan Documents.

                11.           Affirmation of Liens. Each Loan Party affirms the liens and security interests created and granted by it in the Loan Documents (including, but not limited to, the Security Agreement) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.

[SIGNATURE PAGES FOLLOW]

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                IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	DST SYSTEMS, INC., a Delaware corporation

	By:	/s/ Kenneth V. Hager
	Name:	Kenneth V. Hager
	Title:	VP, CFO and Treasurer

GUARANTOR:	WEST SIDE INVESTMENTS, INC., a Nevada corporation

	By:	/s/ Kenneth V. Hager
	Name:	Kenneth V. Hager
	Title:	Secretary and Treasurer

[signature pages continue]

ADMINISTRATIVE AGENT AND LENDERS:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ B. Kenneth Burton, Jr.
	Name:	B. Kenneth Burton, Jr.
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ B. Kenneth Burton, Jr.
Name:	B. Kenneth Burton, Jr
Title:	Vice President

CITIBANK, N.A.,

By:	/s/ Matthew Nicholls
Name:	Matthew Nicholls
Title:	Director

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ David F. Higbee
Name:	David F. Higbee
Title:	Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Tammy R. Sturgis
Name:	Tammy R. Sturgis
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Karen E. Samuel
Name:	Karen E. Samuel
Title:	Vice President

SUMITOMO MITSUI BANKING CORP., NEW YORK

By:	/s/ Edward McColly
Name:	Edward McColly
Title:	Vice President & Department Head

BANK ONE, NA

By:	/s/ Sabir A. Hashmy
Name:	Sabir A. Hashmy
Title:	Director

THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH

By:	/s/ Shinichiro Munechika
Name:	Shinichiro Munechika
Title:	Deputy General Manager

COMMERZEBANK AKTIENGESELLSCHAFT, NEW YORK BRANCH AND GRAND CAYMAN BRANCHES

By:	/s/ Albert Morrow
By:	/s/ Graham A. Warning
Name:	Albert Morrow
Name:	Graham A. Warning
Title:	Assistant Vice President
Title:	Assistant Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Vijaya Kulkarni
Name:	Vijaya Kulkarni
Title:	AVP

LLOYDS TSB BANK PLC

By:	/s/ Deborah Carlson
Name:	Deborah Carlson
Title:	VP & Manager, Business Development Corporate Banking

By:	/s/ Richard Heath
Name:	Richard Heath
Title:	Vice President, Corporate Banking

MIZUHO CORPORATE BANK, LTD., NEW YORK BRANCH

By:	/s/ Bertram Tang
Name:	Bertram Tang
Title:	Vice President & Team Leader

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Michael E. Keating
Name:	Michael E. Keating
Title:	Managing Director

UMB BANK, N.A.

By:	/s/ Douglas F. Page
Name:	Douglas F. Page
Title:	Executive Vice President

WASHINGTON MUTUAL BANK

By:	/s/ Richard J. Ameny, Jr.
Name:	Richard J. Ameny, Jr.
Title:	Vice President

COMMERCE BANK, N.A.

By:	/s/ Martin Nay
Name:	Martin Nay
Title:	Vice President

PB CAPITAL CORPORATION

By:	/s/ Tyler J. McCarthy
Name:	Tyler J. McCarthy
Title:	Vice President

By:	/s/ Andrew Shipman
Name:	Andrew Shipman
Title:	Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY by: Babson Capital Management LLC as Investment Adviser
By:	/s/ Emeka O. Onukwugha
Name:	Emeka O. Onukwugha
Title:	Managing Director

CM LIFE INSURANCE COMPANY by: Babson Capital Management LLC as Investment Adviser
By:	/s/ Emeka O. Onukwugha
Name:	Emeka O. Onukwugha
Title:	Managing Director